SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 8, 2004

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On September 8, 2004, the Registrant’s subsidiary, Altama Delta Corporation, entered into an amendment (the “Amendment”) to its award/contract with the Defense Supply Center Philadelphia (“DSCP”), dated September 30, 2003, which provides for the supply of combat boots to the DSCP. The award/contract provides for a one-year term expiring on September 30, 2004. The DSCP has the option to renew for two additional one-year terms.

     The Amendment reduced the minimum quantities of two types of combat boots that the DSCP would order under the first option term of the award/contract. Specifically, it reduced minimum quantities of hot weather black boots from 116,640 pair to 58,230 pair and hot weather desert tan boots from 160,000 pair to 80,000 pair. Although the award/contract and Amendment provide for minimum and maximum quantities of boots that the government may order during the renewal terms, the DSCP has the right to change the minimum/maximum quantity per item as demand dictates. As a result, there can be no assurance of the ultimate number of combat boots that the DSCP will purchase under any extension.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: September 16, 2004	By:	/s/ Kenneth E. Wolf

	Name:	Kenneth E. Wolf
	Title:	Chief Financial Officer